Exhibit  23.01


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-3, File Nos. 33-79794, 33-90734, 33-65333, 333-01595, 333-5185 and 333-17433, and on Form S-8, File nos. 33-89144 and
333-15369.




                                                ARTHUR ANDERSEN LLP


Washington, D.C.,
April 25, 1997